AMENDMENT NUMBER FOUR
TO
DISTRIBUTION AGREEMENT

THIS AMENDMENT NUMBER FOUR TO DISTRIBUTION AGREEMENT (this “Amendment”) is entered into as of the _____ day of ________ 2010 (“Amendment Effective Date”) between Global X Funds, a Delaware statutory trust (the “Trust”), on behalf of all series of the Trust, either now existing or in the future created, except those listed on Schedule A (each, a “Fund” and collectively, the “Funds”); Global X Management Company LLC, a Delaware limited liability company (“GXMC”); and SEI Investments Distribution Co., a Pennsylvania corporation (the “Distributor”).

WHEREAS, the Trust, GXMC and the Distributor entered into a Distribution Agreement dated as of the 24th day of October, 2008 pursuant to which the Trust retained the Distributor to act as the distributor with respect to the issuance and distribution of Creation Units of each Fund, hold itself available to receive and process orders for such Creation Units in the manner set forth in the Trust’s Prospectus, and to enter into arrangements with broker-dealers who may solicit purchases of Creation Units and with broker-dealers and others to provide for servicing of shareholder accounts and for distribution assistance, including broker-dealer and shareholder support (the “Agreement”); and

WHEREAS, the Trust, GXMC and the Distributor desire to amend the Agreement on the terms and subject to the conditions provided herein.

NOW THEREFORE, in consideration of the premises, covenants, representations and warranties contained herein, and intending to be legally bound hereby, the parties hereto agree as follows:

1.	Schedule A (List of Funds). Schedule A (List of Funds) of the Agreement is hereby deleted and replaced in its entirety as set forth in Schedule A, attached hereto.

2.	Article 9. Effective Date of the Agreement is hereby revised and replaced in its entirety with the following:

Article 9.  Effective Date. This Agreement shall be effective upon its execution, and, unless terminated as provided, and shall continue in force through August 31, 2011, and thereafter from year to year, provided that such continuance is specifically approved at least annually by (i) either the vote of a majority of the Directors of the Trust, or the vote of a majority of the outstanding voting securities of the Trust, and (ii) the vote of a majority of those Directors of the Trust who are not parties to this Agreement or the Trust’s distribution plan or interested persons of any such party (“Qualified Directors”), cast in person at a meeting called for the purpose of voting on the approval. This Agreement shall automatically terminate in the event of its assignment.  As used in this paragraph the terms “vote of a majority of the outstanding voting securities,”  “assignment” and “interested person” shall have the respective meanings specified in the 1940 Act.  In addition, this Agreement may at any time be terminated without penalty by the Distributor, by a vote of a majority of Qualified Directors or by vote of a majority of the outstanding voting securities of the Trust upon not less than sixty days prior written notice to the other party.

3.
Ratification of Agreement. Except as expressly amended and provided herein, all of the terms, conditions and provisions of the Agreement are hereby ratified and confirmed to be of full force and effect, and shall continue in full force and effect.

4.
Counterparts. This Amendment may be executed in one or more counterparts, all of which shall constitute one and the same instrument.  Each such counterpart shall be deemed an original, and it shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart.  This Amendment shall be deemed executed by both parties when any one or more counterparts hereof or thereof, individually or taken together, bears the original, scanned or facsimile signatures of each of the parties.

5.
Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania without giving effect to any conflict of laws or choice of laws rules or principles thereof.  To the extent that the applicable laws of the Commonwealth of Pennsylvania, or any of the provisions of this Amendment, conflict with the applicable provisions of the 1940 Act, the Securities Act of 1933 or the Securities Exchange Act of 1934, the latter shall control.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment by their duly authorized representatives as of the day and year first above written.

GLOBAL X FUNDS, on behalf of its separate series listed on Schedule A

By:___________________________________________
Name:
Title:

GLOBAL X MANAGEMENT COMPANY LLC
(With respect to Section 5 of the Agreement only)

By:____________________________________________
Name:
Title:

SEI INVESTMENTS DISTRIBUTION CO. By:__________________________________ Name: Title:

SCHEDULE A

List of Funds